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                                                                     Exhibit 3.1

                              ARTICLES OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                               BIO-VASCULAR, INC.

         The undersigned, the duly elected Chief Executive Officer of Bio-Vascular, Inc. (the "Corporation"), a corporation subject to the provisions of Chapter 302A, Minnesota Statutes, does hereby certify that at a meeting of the shareholders of the Corporation on the 26/th/ day of February, 2002, the following resolutions were duly adopted pursuant to Chapter 302A:

         RESOLVED, that Article I of the Articles of Incorporation of Bio-Vascular, Inc. be amended so as to read:

                                ARTICLE 1 - NAME

         1.1 The name of the Corporation shall be "Synovis Life Technologies, Inc."

         RESOLVED FURTHER, that the amendment to the Corporation's Articles of Incorporation contemplated by these resolutions be effective May 1, 2002.

         RESOLVED FURTHER, that the Chief Executive Officer of the Corporation be and she is hereby authorized and directed to make, execute and file for record with the Secretary of State of the State of Minnesota proper Articles of Amendment of Articles of Incorporation, setting forth the foregoing amendment and to pay all fees in connection therewith, all as required by law.

         IN WITNESS WHEREOF, I have subscribed my name as of this 24 day of April, 2002.

                                        BIO-VASCULAR, INC.

                                        By: /s/ Karen Gilles Larson
                                           ----------------------------------
                                             Karen Gilles Larson
                                        Its: Chief Executive Officer

STATE OF MINNESOTA    )
                      ) ss.                            [STAMP]
COUNTY OF RAMSEY      )

         The foregoing instrument was acknowledged before me this 24 day of April, 2002, by Karen Gilles Larson, the Chief Executive Officer of Bio-Vascular, Inc., a Minnesota corporation, for and on behalf of said corporation.

                                                      STATE OF MINNESOTA
                                                      DEPARTMENT OF STATE
                                                              FILED

                                        /s/ Linda A. Videen
                                        -------------------------------------
                                        Notary Public       APR 25 2000


                                                              /s/ [ILLEGIBLE]
                                                              Secretary of State